SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-5072	Savannah Electric and Power Company (A Georgia Corporation) 600 East Bay Street Savannah, Georgia 31401 (912) 644-7171	58-0418070

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

In December 2005, W. Craig Barrs was appointed as the Coastal Region Vice President of Georgia Power Company (“Georgia Power”). In this position, Mr. Barrs also serves as President and Chief Executive Officer of Savannah Electric and Power Company (“Savannah Electric”), pending completion of the proposed merger of Savannah Electric with and into Georgia Power. On February 1, 2006, in connection with Mr. Barrs’ service as President and Chief Executive Officer of Savannah Electric, management approved an increase in Mr. Barrs’ annual base salary to $185,977 (an increase of $8,856, or 5%). There is no written employment agreement between Mr. Barrs and Georgia Power or Savannah Electric which guarantees Mr. Barrs’ term of employment or future compensation, each of which is at the discretion of Georgia Power and Savannah Electric.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2006	SAVANNAH ELECTRIC AND POWER COMPANY
By /s/Wayne Boston
Wayne Boston Assistant Secretary